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                                                                     Exhibit 5.1




                               February 23, 2000


Total Sports Inc.
234 Fayetteville Street
Raleigh, North Carolina  27601

  Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

  We have examined the Registration Statement on Form S-1 filed by Total Sports Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on November 12, 1999 and amended on January 11, 2000 and on the date hereof (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 4,791,667 shares of the Company's Common Stock, $0.001 par value per share (the "Shares"), which includes an over-allotment option for 625,000 shares granted to the underwriters, as described in the Registration Statement. The Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the Underwriting Agreement filed as an exhibit thereto. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

  As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, in connection with the sale and issuance of the Shares.

  It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares when issued and sold in the manner referred to in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

  We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                               Very truly yours,

                               /s/ WYRICK ROBBINS YATES & PONTON LLP